UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  June 16, 2009

NAVISTAR INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois	60555
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (630) 753-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On June 16, 2009, Ms. Diane H. Gulyas was elected to the Board of Directors (the "Board") of Navistar International Corporation (the “Company”) as a Class II director, effective June 16, 2009.  Ms. Gulyas also was appointed a member of the Board’s Finance Committee.  In connection with Ms. Gulyas’ election, the Board’s Audit Committee approved a related person transaction pursuant to the provisions of the Company’s Policy and Procedures with Respect to Related Person Transactions (the “Policy”) pertaining to Ms. Gulyas’ service as fundraising chair of the United Way, Delaware.  During each of the prior three fiscal years, the Company contributed in excess of $120,000 to the United Way in support of its fundraising campaign and expects to do so again this year.  None of these contributions have gone to the United Way, Delaware.  Ms. Gulyas did not influence in any manner the Company’s contributions to the United Way nor did she receive any direct or indirect material benefit from that relationship. Under the Policy, the Audit Committee determined this relationship is not inconsistent with the best interests of the Company and approved the transaction.

As a director of the Company, Ms. Gulyas will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation practices described in the Company’s Annual Proxy Statement filed with the Securities and Exchange Commission on January 16, 2009.  This compensation generally consists of an annual retainer in the amount of $60,000 (1/4 of which is to be paid in the form of restricted stock), meeting attendance fees of $1,500 for each Board or Committee meeting and an annual stock option grant of 4,000 shares.  The initial cash and stock award to be received by Ms. Gulyas will be pro-rated accordingly.  A copy of the press release announcing Ms. Gulyas' election is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Separately, on June 16, 2009, Mr. Y. Marc Belton, a Class I director of the Company, notified the Company that after 10 years of distinguished service he intends to retire from the Board effective upon the conclusion of the next scheduled meeting of the Board to be held on August 25, 2009.  His decision to retire was not as a result of any disagreement with the Company or its management.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

	Exhibit No.	Description	Page

	99.1	Press Release

Forward Looking Statements

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the Company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see Item 1A, Risk Factors, of our Form 10-K for the fiscal year ended October 31, 2008, which was filed on December 30, 2008, and Item 1A, Risk Factors, included within our Form 10-Q for the period ended April 30, 2009, which was filed on June 9, 2009. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
Registrant

Date: June 19, 2009	/s/ Andrew J. Cederoth
Andrew J. Cederoth Principal Financial Officer